UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55765 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2018, Inland Residential Properties Trust, Inc. (the “Company”), through IRESI Vernon Hills Commons, L.L.C., an indirect wholly owned subsidiary of the Company (the “Commons Subsidiary”), entered into an agreement with FPA Multifamily, LLC., an unaffiliated third party (the “Buyer”) to sell the property located at 1255 Town Center Rd, Vernon Hills, Illinois, commonly known as “The Commons at Town Center” (the “Property”) to the Buyer for approximately $24.6 million excluding closing costs, commissions, and certain prorations and adjustments (the “Agreement”). The Company originally purchased the Property on May 3, 2017 for a purchase price of approximately $23.1 million. Sale of the Property is subject to conditions contained in the Agreement.

The Agreement contains customary representations and warranties, which survive the closing of the sale for a period of six months. Pursuant to the Agreement, the Commons Subsidiary’s aggregate liability to the Buyer for any claim in connection with the Agreement or the Property, including without limitation any claim for breach of any representation or warranty of the Commons Subsidiary, is limited to no more than $100,000.

The Agreement requires the Buyer to make an aggregate amount of $1.0 million in earnest money deposits into escrow, with the first deposit of $0.5 million due no later than December 6, 2018, and an additional $0.5 million deposit due no later than December 17, 2018. Upon the expiration of the due diligence period, the earnest money is non-refundable except where, among other things, the Commons Subsidiary fails to satisfy any of the conditions precedent to the Buyer’s obligations under the Agreement or the Commons Subsidiary defaults in its obligation to convey title to the Property to the Buyer. If the Commons Subsidiary defaults in its obligations to convey title to the Property to the Buyer, in addition to repayment of the earnest money, the Buyer may seek reimbursement of its actual third-party costs and expenses but in no event more than $25,000.

The sale is expected to close by December 20, 2018, subject to the closing conditions set forth in the Agreement being satisfied. These conditions include the Company obtaining an affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Company’s plan of liquidation and dissolution of the Company, in addition to certain customary conditions.

The foregoing summary description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement between IRESI Vernon Hills Commons, L.L.C. and FPA Multifamily, LLC., dated December 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	December 7, 2018	By:	/s/ Mitchell A. Sabshon
		Name:	Mitchell A. Sabshon
		Title	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement between IRESI Vernon Hills Commons, L.L.C. and FPA Multifamily, LLC., dated December 4, 2018

4